For Further Information Contact:
David Renauld
Vice President, Corporate Affairs
(413) 665-8551

FOR IMMEDIATE RELEASE
November 9, 2004

TERABEAM WIRELESS ANNOUNCES OPERATING RESULTS
FOR ITS THIRD QUARTER 2004

        FALLS CHURCH, VA, November 9, 2004 – Terabeam Wireless, the business name of YDI Wireless, Inc. (NASDAQ:YDIW), a leading developer and supplier of broadband wireless solutions, today announced reported its financial results for the third quarter ended September 30, 2004.

        Revenue for the quarter ended September 30, 2004 was $6.4 million, an increase of approximately 36% from the revenue of $4.7 million for the quarter ended June 30, 2004 and a decrease of approximately 21% from the revenue of $8.0 million for the quarter ended September 30, 2003. The increase from the prior quarter resulted primarily from two factors: first, a full quarter of combined operations with the three companies Terabeam Wireless acquired in the second quarter of 2004 and second positive results of focusing our sales and marketing personnel on solution-based selling as opposed just selling equipment and adding solution-based sales personnel. The decrease from the preceding year resulted from a number of factors, including significant orders from a single customer in 2003 that were not repeated in 2004, increased competition, a general softness in the United States wireless market where Terabeam Wireless currently sells most of its products, and the uncertainty that resulted from Terabeam Wireless engaging in significant strategic transactions.

        Revenue for the nine months ended September 30, 2004 was $17.1 million, a decrease of 21% from the revenue of $21.7 million for the nine months ended September 30, 2003. The decreases resulted from a number of factors, including significant orders from a single customer in 2003 that were not repeated in 2004, increased competition, a general softness in the United States wireless market where Terabeam Wireless currently sells most of its products, the uncertainty that resulted from Terabeam Wireless engaging in significant strategic transactions, and senior management’s focus on the three strategic transactions that were completed in the second quarter of 2004.

        The net loss for the quarter ended September 30, 2004 was $2.4 million ($0.09 per share-diluted) compared to net loss of $1.6 million ($0.10 per share-diluted) for the quarter ended June 30, 2004 and net income of $1.1 million ($0.07 per share-diluted) for the quarter ended September 30, 2003. The third quarter 2004 loss per share was due, in large part, to the operating costs associated with the three companies Terabeam Wireless acquired in the latter part of the second quarter of 2004.

        The net loss for the nine months ended September 30, 2004 was $3.7 million ($0.13 per share-diluted) compared to net income of $4.7 million ($0.38 per share) for the nine months ended September 30, 2003. The three main reasons that caused this decrease in income were reduced gross profit as a result of lower revenues, the significant increase in operating expenses due to the three companies acquired during the second quarter, and a one-time gain of $4.3 million during the same period of 2003 resulting from the immediate recognition of the negative goodwill from the Young Design-Telaxis transaction. The decrease was offset to some extent as a result of the sale in 2004 of excess test equipment and other assets held for sale.

        Robert Fitzgerald, Terabeam Wireless  Chief Executive Officer, stated, “We are pleased that our revenue increased over the preceding quarter. We will continue our efforts to grow our top line in this very competitive market.  We historically have been a profitable company, and it is our driving goal to return to profitability.”

Terabeam Wireless Announces Operating Results
For Its Third Quarter 2004
November 9, 2004

Conference Call Information

        Terabeam Wireless will host a conference call to discuss this release, financial results, developments at the company, and other matters of interest to investors and others on November 10, 2004 starting at 8:30 a.m. Eastern Time. The discussion may include forward-looking information.

        To participate in this conference call, please dial 800-967-7143 (or 719-457-2631 for international callers), confirmation code 966685 for all callers, at least five minutes before start time. The conference call will also be broadcast live over the Internet, but only telephonic participants will be able to ask questions. Investors and others are invited to visit Terabeam Wireless’ website at http://www.terabeam.com/corporate to access this Internet broadcast. Replays will be available telephonically for approximately one week by dialing 888-203-1112 for domestic callers and 719-457-0820 for international callers, confirmation code 966685 for all callers, and over the Internet for approximately 90 days at Terabeam Wireless’ website at http://www.terabeam.com/corporate.

About Terabeam Wireless

Terabeam Wireless is the business name of YDI Wireless, Inc. Terabeam Wireless is a world leader in providing extended range, license-free wireless data equipment and is a leading designer of turnkey long distance wireless systems ranging from 9600 bps to 1.44 Gbps for applications such as wireless Internet, wireless video, wireless LANs, wireless WANs, wireless MANs, and wireless virtual private networks. Additional information about Terabeam Wireless as well as its complete product line can be found at the company’s website located at http://www.terabeam.com or by contacting the company by telephone at 413-665-8551 or by email at IR@terabeam.com.

Terabeam Wireless Announces Operating Results
For Its Third Quarter 2004
November 9, 2004

Safe Harbor Statement

Statements in this press release that are not statements of historical facts are forward-looking statements that involve risks, uncertainties, and assumptions. Terabeam Wireless’ actual results may differ materially from the results anticipated in these forward-looking statements. The forward-looking statements involve risks and uncertainties that could contribute to such differences including those relating to the downturn and ongoing uncertainty in the telecommunications industry and larger economy; the intense competition in Terabeam Wireless’ industries and resulting impacts on its pricing, gross margins, and general financial performance; difficulties in predicting Terabeam Wireless’ future financial performance; and risks arising from and relating to Terabeam Wireless’ recent acquisitions of Ricochet Networks, Inc., Terabeam Corporation, and KarlNet, Inc. and contemplated acquisition of Phazar Corp. Further information on these and other factors that could affect Terabeam Wireless’ actual results is and will be included in filings made by Terabeam Wireless from time to time with the Securities and Exchange Commission and in its other public statements.

– Financial Tables follow –

Terabeam Wireless Announces Operating Results
For Its Third Quarter 2004
November 9, 2004

YDI WIRELESS, INC.
CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	(unaudited) September 30,	December 31,
	2004	2003
Assets
Current assets:
Cash and cash equivalents	$22,995	$8,990
Restricted cash	5,176	--
Investment securities - available-for-sale	18,157	--
Accounts receivable, net	3,213	2,511
Refundable income taxes	151	226
Inventory	6,502	3,134
Assets held for sale	--	790
Prepaid expenses	302	162

Total current assets	56,496	15,813

Property and equipment, net	2,617	1,747

Other Assets:
Investment securities - available-for-sale	1,053	2,316
Investment securities at cost	311	311
Goodwill	15,207	--
Intangible assets, net	4,457	483
Deposits	91	49

Total other assets	21,119	3,159

Total assets	$80,232	$20,719

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$10,469	$3,023
Deferred revenue	167	--
Current maturities of notes payable	2,781	213

Total current liabilities	13,417	3,236

Notes payable, net of current maturities	1,494	1,298

Total liabilities	14,911	4,534

Commitments and contingencies	--	--

Stockholders' Equity
Preferred stock, $0.01 par value; authorized 4,500,000, none issued at
September 30, 2004 and December 31, 2003	--	--
Common stock, $0.01 par value, 100,000,000 shares authorized, 27,018,855 issued and 22,835,672 outstanding at September 30, 2004; 14,179,882 issued and
outstanding at December 31, 2003	270	142
Additional paid-in capital	66,079	6,173
Retained earnings	4,970	8,673
Treasury stock	(6,500)	--
Accumulated other comprehensive income:
Net unrealized gain on available-for-sale securities	502	1,197

Total stockholders' equity	65,321	16,185

Total liabilities and stockholders' equity	$80,232	$20,719

Terabeam Wireless Announces Operating Results
For Its Third Quarter 2004
November 9, 2004

YDI WIRELESS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2004	2003	2004	2003
Revenues	$6,370	$8,029	$17,120	$21,694

Cost of goods sold	3,682	3,741	10,426	13,140

Gross profit	2,688	4,288	6,694	8,554

Operating expenses:
Selling costs	879	698	1,799	1,701
General and administrative	3,381	1,470	7,288	5,023
Research and development	1,069	706	2,038	1,280

Total operating expenses	5,329	2,874	11,125	8,004

Operating income (loss)	(2,641)	1,414	(4,431)	550

Other income (expenses):
Interest income	360	81	410	112
Interest expense	(76)	(32)	(139)	(94)
Other income (expense)	6	--	509	10

Total other income (expense)	290	49	780	28

Income (loss) before income taxes and extraordinary gain	(2,351)	1,463	(3,651)	578

Provision (benefit) for income taxes	--	410	2	233

Income (loss) before extraordinary gain	(2,351)	1,053	(3,653)	345

Extraordinary gain (loss)	--	--	--	4,347

Net income (loss)	$(2,351)	$1,053	$(3,653)	$4,692

Weighted average shares - basic	26,218	13,576	28,285	12,168

EPS, basic	$(0.09	$0.08	$(0.13)	$0.39

Weighted average shares - diluted	26,692	14,071	28,890	12,288

EPS, diluted	$(0.09)	$0.07	$(0.13)	$0.38